UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2022

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices, and Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 31, 2022, we entered into the Seventh Amendment (the "Amendment") to the Credit Agreement dated as of November 16, 2016, as amended (the “Credit Facility”) with U.S. Bank National Association (the “Bank”). The Amendment temporarily increases the revolving commitment amount from $35.0 million to $45.0 million until January 31, 2023. In addition, the Agreement modifies certain pricing terms.

As of October 31, 2022, there were $26.0 million borrowings outstanding under the Credit Facility, and the balance of letters of credit outstanding was approximately $6.9 million.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits:
(d)Exhibits. The following exhibit is furnished as part of this Report:
10.1 Amendment to Credit Agreement, dated October 31, 2022, by and between Daktronics Inc., and U.S. Bank National Association
104 Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: November 1, 2022

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Credit Agreement, dated October 31, 2022, by and between Daktronics Inc., and U.S. Bank National Association
104	Cover page Interactive Data File (embedded within the Inline XBRL document)